EXHIBIT 16
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                         [Radics & Co., LLC Letterhead]


                                                                   April 4, 2005



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549

Gentlemen:

We have had an opportunity to review the disclosures made by Clifton Savings Bancorp, Inc. ("Clifton") in its current report on Form 8-K which is to be filed today with the Securities and Exchange Commission ("SEC").

Pursuant to Item 304(a)(3) of Regulation S-K, we are required to furnish Clifton with a letter addressed to the SEC stating whether or not we agree with the statements made by Clifton in the Form 8-K regarding our replacement as the independent registered auditors of Clifton and, if not, stating the respects in which we do not agree.

We agree with the statements made by Clifton in the Form 8-K regarding our replacement as the independent registered auditors of Clifton.


                                                  Very truly yours,

                                                  /s/ Radics & Co., LLC

                                                  Radics & Co., LLC

cc: Clifton Savings Bancorp, Inc.